As filed with the Securities and Exchange Commission on January 30, 2025

Registration No. 333-______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VIRAX BIOLABS GROUP LIMITED
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification Number)

BioCity Glasgow

Bo'Ness Road Newhouse

Lanarkshire, ML1 5UH

United Kingdom

Telephone +44 020 7788 7414

(Address of Principal Executive Office, including zip code)

VIRAX BIOLABS GROUP LIMITED, 2024 EQUITY INCENTIVE PLAN

VIRAX BIOLABS GROUP LIMITED, 2023 EQUITY INCENTIVE PLAN

VIRAX BIOLABS GROUP LIMITED, 2022 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Virax Biolabs USA Management, Inc.

23501 Cinco Ranch Blvd. Suite H120-289,

Katy, TX 77494

(Name and Address of Agent for Service)

+44 020 7788 7414

(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

Copies to:

Gregory Sichenzia, Esq.

Barrett DiPaolo, Esq.
Sichenzia Ross Ference Carmel LLP
1185 Avenue of the Americas, 31st Floor
New York, NY 10036
(212) 930-9700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Small reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This registration statement on Form S-8 (this “Registration Statement”) is being filed by Virax Biolabs Group Limited, (the “Registrant”), to register a total of 631,941 ordinary shares, par value $0.001 per share (the “Ordinary Shares”), which includes:

(i)
250,000 Ordinary Shares issuable under the Virax Biolabs Group Ltd 2024 Equity Incentive Plan (the 2024 Plan”);
(ii)
250,000 Ordinary Shares issuable under the Virax Biolabs Group Ltd 2023 Equity Incentive Plan (the 2023 Plan”); and
(iii)
131,941 Ordinary Shares issuable under the Virax Biolabs Group Ltd 2022 Equity Incentive Plan (the 2022 Plan”);

The 2024 Plan, 2023 Plan, and 2022 Plan shall collectively be referred to as the "Virax Equity Plans."

This Registration Statement also includes a reoffer prospectus pursuant to Form F-3 (in accordance with Section C of the General Instructions to the Form S-8), which covers reoffers and resales of “restricted securities” and/or “control securities” (as such terms are defined in Section C of the General Instructions to Form S-8). This reoffer prospectus relates to offers and resales by directors and executive officers of Ordinary Shares and Ordinary Shares that are issuable upon the exercise of awards granted by the Company pursuant to the Virax Equity Plans. This reoffer prospectus may be used by the Selling Shareholders for reoffers and resales on a continuous or delayed basis in the future Ordinary Shares issued pursuant to the Virax Equity Plans.

Unless the context otherwise requires, “we,” “us,” “our,” “registrant,” or “Registrant,” and the “Company” refer to Virax Biolabs Group Limited, a Cayman Islands exempted company.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be, and are not, filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

REOFFER PROSPECTUS

Virax Biolabs Group Limited

Up to 631,941

Ordinary Shares

Issued or issuable under certain awards

granted under the Virax Equity Plans

This reoffer prospectus relates to 631,941 ordinary shares, $0.001 par value per share (the “Ordinary Shares”) that may be reoffered or resold, from time to time, by certain shareholders identified herein in the section entitled “Selling Shareholders.” Such Ordinary Shares have been or may be acquired in connection with awards granted under the Virax Biolabs Group Limited (the “Company”) 2024 Equity Incentive Plan, 2023 Equity Incentive Plan, and 2022 Equity Incentive Plan (collectively, the “Virax Equity Plans”).

The Selling Shareholders, or their pledgees, donees, transferees or other successors-in-interest, may offer and sell their Ordinary Shares on the Nasdaq Capital Market , or such other stock market or exchange on which our shares may be listed or quoted, in negotiated transactions or otherwise, at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at prices otherwise negotiated (see “Plan of Distribution” starting on page 7 of this prospectus). We will receive no part of the proceeds from sales made under this reoffer prospectus. The Selling Shareholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering and not borne by the Selling Shareholders will be borne by us.

This reoffer prospectus has been prepared for the purpose of registering the Ordinary Shares under the Securities Act to allow for future sales by Selling Shareholders on a continuous or delayed basis to the public without restriction. We have not entered into any underwriting arrangements in connection with the sale of the Ordinary Shares covered by this reoffer prospectus.

Investing in our securities involves certain risks. See “Risk Factors” beginning on page 5 and the risk factors in our most recent Annual Report on Form 20-F, which are incorporated by reference herein, as well as in any other more recently filed annual, quarterly or current reports and, if any, in the relevant prospectus supplement. We urge you to carefully read this prospectus and the accompanying prospectus supplement, together with the documents we incorporate by reference, describing the terms of these securities before investing.

Our Ordinary Shares are quoted on the Nasdaq Capital Market under the symbol “VRAX.” The last reported sale price of our Ordinary Shares on the Nasdaq Capital Market on January 29, 2025, was $1.98 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this reoffer prospectus is January 30, 2025

i

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this prospectus and any accompanying prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements to vary materially from those expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission (the “Commission” or the “SEC”). This prospectus should be read in conjunction with the consolidated financial statements as of and for the years ended March 31, 2024 and March 31, 2023, and related notes thereto, incorporated by reference into this prospectus. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement. You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. You are advised, however, to consult any further disclosures we make on related subjects in our reports on Forms 20-F and 6-K filed with the Commission after the date of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in our Company. You should carefully read the entire prospectus, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Unless the context otherwise requires, “we,” “us,” “our,” “registrant,” or “Registrant,” “Virax Biolabs” and the “Company” refer to Virax Biolabs Group Limited., a Cayman Islands exempted company.

Business Overview

Virax Biolabs is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of our own, Virax Biolabs conducts our primary operations through its operating subsidiaries in the United Kingdom, the United States and China and has been operating since 2013.

Virax Biolabs and its subsidiaries is a global innovative biotechnology company focused on the prevention, detection, diagnosis, and risk management of viral diseases with a current focus on the field of T cell in Vitro Diagnostics. The Company is in the process of launching an upcoming brand, ViraxImmune which involves developing and manufacturing tests that can predict adaptive immunity to viral diseases as well as identify individuals suffering from T cell exhaustion linked to post viral syndromes. The Company's mission is to protect people from viral diseases and help with the early diagnosis of post viral syndromes associated with T cell exhaustion and chronic fatigue through the provision of diagnostic tests and tests for adaptive immunity.

Initially, we will be focusing on measuring chronic inflammation associated with T cell exhaustion in areas such as SARS-CoV-2 effects, Chimeric Antigen Receptor T cell (CAR-T) therapies, Myloid, Encephalomyelitis (ME) and post viral syndromes. This versatility will position ViraxImmune as a comprehensive platform capable of potentially addressing a wide range of research, diagnostic and health needs within indications associated with chronic inflammation and T cell exhaustion.

The Company's other minor platforms include the ViraxClear and ViraxVet brands, where we may act as a distributor of third-party test kits that have already been approved in the geographic regions we may sell in. Currently, we do not manufacture or develop any product that we sell in our ViraxClear and ViraxVet product portfolios.

About This Offering

This prospectus relates to the public offering, which is not being underwritten, by the Selling Shareholders listed in this prospectus, of up to 631,941 Ordinary Shares, of which 417,332 are currently issued and outstanding. The Ordinary Shares offered by this prospectus may be sold by the Selling Shareholders from time to time in the open market, through negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices. We will receive none of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders. We will bear all expenses of registration incurred in connection with this offering, but all selling and other expenses incurred by the Selling Shareholders will be borne by them.

Stock Listing

Our Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “VRAX.”

Corporate Information

Our principal executive offices are located at BioCity Glasgow, Bo’Ness Road, Newhouse, Lanarkshire, ML1 5UH, United Kingdom and our telephone number is +4402077887414 . Our website address is www.https://www.viraxbiolabs.com. The information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under the caption “Risk Factors” and elsewhere in our most recent Annual Report on Form 20-F and current reports on Form 6-K that we have filed or will file with the SEC, which are incorporated by reference into this prospectus.

Our business, affairs, prospects, assets, financial condition, results of operations and cash flows could be materially and adversely affected by these risks.

USE OF PROCEEDS

The Ordinary Shares which may be sold under this reoffer prospectus will be sold for the respective accounts of each of the Selling Shareholders listed herein (which includes our executive officers and directors). Accordingly, we will not realize any proceeds from the sale of the Ordinary Shares. We will receive proceeds from the exercise of the options; however, no assurance can be given as to when or if any or all of the options will be exercised. If any options are exercised, the proceeds derived therefrom will be used for working capital and general corporate purposes. All expenses of the registration of the Ordinary Shares will be paid by us. See “Selling Shareholders” and “Plan of Distribution.”

SELLING SHAREHOLDERS

This reoffer prospectus relates to Ordinary Shares that are being registered for reoffer and resale by Selling Shareholders who have received or acquired, or may hereafter receive or acquire, the Ordinary Shares pursuant to the Plans. The Selling Shareholders may resell all, a portion, or none of the Ordinary Shares from time to time.

The following table sets forth (a) the name of each Selling Shareholder; (b) the number of ordinary shares beneficially owned by each Selling Shareholder as of January 30, 2025; (c) the maximum number of ordinary shares that each Selling Shareholder may offer for sale from time to time pursuant to this reoffer prospectus, whether or not the Selling Shareholder has any present intention to do so and whether or not such shares have previously been issued to the Selling Shareholders or may be issued in the future if at all; and (d) the number of ordinary shares and the percentage of the Company’s outstanding ordinary shares that would be beneficially owned by each Selling Shareholder assuming the sale of all of that Selling Shareholder's shares offered hereby. The percentage of our outstanding ordinary shares to be owned by each Selling Stockholder assuming the sale of all of that Selling Shareholder’s shares offered hereby is based on 4,341,956 ordinary shares issued and outstanding as of January 30, 2025. All information with respect to beneficial ownership has been furnished by the Selling Shareholders.

Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Options to purchase and rights to receive shares that are currently exercisable or vested, or which are exercisable or vest within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person holding such options for the purpose of computing the percentage ownership of any other person. Restricted shares, whether vested or unvested, are deemed to be outstanding and to be beneficially owned by the person holding such restricted shares for the purpose of computing the percentage ownership of such person and are treated as outstanding for the purpose of computing the percentage ownership of each other person.

Information concerning the identities of the Selling Shareholders, the number of shares that may be sold by each Selling Shareholder and information about the shares beneficially owned by the Selling Shareholders may from time to time be updated in supplements to this reoffer prospectus, which will be filed with the SEC in accordance with Rule 424(b) of the Securities Act if and when necessary. The names of persons selling shares under this reoffer prospectus and the amount of such shares are set forth below to the extent we presently have such information. However, other affiliate Selling Shareholders may elect to sell shares pursuant to this reoffer prospectus as they receive them from time to time.

The address of each Selling Shareholder is c/o BioCity Glasgow, Bo’Ness Road, Newhouse, Lanarkshire, ML1 5UH United Kingdom.

Selling Shareholder	Number	Percent (%)	Number of Shares Being Offered		Number	Percent (%)
James Foster	319,945	7.2%	127,250	(2)	287,987	5.8%
Jason Davis	22,417	*	107,250	(3)	-	*
Nigel McCracken	6,666	*	70,000	(4)	-	*
Clement Monteil	4,333	*	31,500	(5)	-	*
Evan Norton	7,000	*	22,000	(6)	-	*
Yair Erez	7,000	*	22,000	(7)	-	*
Nelson Haight	7,000	*	22,000	(8)	-	*
Joel Yeung	666	*	2,000	(9)	-	*
Alan Yang	-	*	1,000	(10)	-	*
Ufuk Bikez	-	*	8,000	(11)	-	*
Elihu Aranday-Cortes	-	*	3,000	(12)	-	*
Emily Weng	-	*	1,000	(13)	-	*
Basusree Ghosh	-	*	1,000	(14)	-	*

*	less than 1%

(1)

The securities “beneficially owned” by a person are determined in accordance with the definition of “beneficial ownership” set forth in the rules and regulations promulgated under the Exchange Act, and accordingly, may include securities owned by and for, among others, the spouse and/or minor children of an individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which such person has the right to acquire within 60 days of January 30, 2025, pursuant to the exercise of options, or otherwise. Beneficial ownership may be disclaimed as to certain of the securities.

(2)	Includes 31,958 vested stock options and 95,292 unvested stock options
(3)	Includes 22,417 vested stock options and 84,833 unvested stock options
(4)	Includes 6,666 vested stock options and 63,334 unvested stock options
(5)	Includes 4,333 vested stock options and 27,167 unvested stock options
(6)	Includes 7,000 vested stock options and 15,000 unvested stock options

(7)	Includes 7,000 vested stock options and 15,000 unvested stock options
(8)	Includes 7,000 vested stock options and 15,000 unvested stock options
(9)	Includes 666 vested stock options and 1,334 unvested stock options
(10)	Includes zero vested stock options and 1,000 unvested stock options
(11)	Includes zero vested stock options and 8,000 unvested stock options
(12)	Includes zero vested stock options and 3,000 unvested stock options
(13)	Includes zero vested stock options and 1,000 unvested stock options
(14)	Includes zero vested stock options and 1,000 unvested stock options

PLAN OF DISTRIBUTION

The Ordinary Shares covered by this reoffer prospectus are being registered by the Company for the account of the Selling Shareholders.

The Ordinary Shares may be sold from time to time directly by or on behalf of each Selling Shareholder in one or more transactions on the Nasdaq Capital Market or any other stock exchange on which the shares may be listed at the time of sale, in privately negotiated transactions, or through a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices (which may be changed) or at negotiated prices. The Selling Shareholders may sell Ordinary Shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the Ordinary Shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

The Selling Shareholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this reoffer prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The Selling Shareholders may, from time to time, pledge or grant a security interest in some or all of the ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares, from time to time, under this reoffer prospectus, or under an amendment to this reoffer prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this reoffer prospectus. The Selling Shareholders also may transfer the ordinary shares in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this reoffer prospectus.

In connection with the sale of our ordinary shares or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the ordinary shares in the course of hedging the positions they assume. The Selling Shareholders may also sell our ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of ordinary shares offered by this reoffer prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this reoffer prospectus (as supplemented or amended to reflect such transaction).

In connection with their sales, a Selling Shareholders and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the Ordinary Shares. Any commissions or other fees payable to brokers or dealers in connection with any sale of the Ordinary Shares will be borne by the Selling Shareholders or other party selling such shares. Sales of the Ordinary Shares must be made by the Selling Shareholders in compliance with all applicable state and federal securities laws and regulations, including the Securities Act.

In addition to any shares sold hereunder, Selling Shareholders may sell ordinary shares in compliance with Rule 144. There is no assurance that the Selling Shareholders will sell all or a portion of the shares offered hereby.

The Selling Shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act.

We have notified the Selling Shareholders of the need to deliver a copy of this reoffer prospectus in connection with any sale of the shares.

LEGAL MATTERS

We are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters of U.S. federal securities and New York State law. Validity of the securities offered in this offering and certain other legal matters as to Cayman Islands law will be passed upon for us by Ogier (Cayman) LLP, our counsel as to Cayman Islands law.

EXPERTS

The consolidated financial statements incorporated by reference into this prospectus have been so included in reliance on the report of Reliant CPA PC , an independent registered public accounting firm, related to the consolidated financial statements as of March 31, 2024 and 2023, and each of the two years in the period ended March 31, 2024 and 2023, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We are incorporating by reference certain information that we have filed with the Commission under the informational requirements of the Exchange Act, which means that we disclose important information to you by referring to another document filed separately with the Company. The information contained in the documents we are incorporating by reference is considered to be a part of this reoffer prospectus, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference in this reoffer prospectus.

The following documents filed with the SEC are incorporated by reference in this reoffer prospectus:

•
Our Annual Report on Form 20-F for the year ended March 31, 2024, filed with the Commission on August 20, 2024 (the “Form 20-F”);

•
Reports of Foreign Private Issuer on Form 6–K filed with the Commission on April 16, 2024, April 25, 2024, June 11, 2024, August 23, 2024, September 30, 2024, October 23, 2024, October 31, 2024, November 20, 2024, December 10, 2024, December 17, 2024, and December 23, 2024;

•
The description of our ordinary shares in our registration statement on Form 8–A filed with the SEC on June 30, 2022, including any amendments thereto or reports filed for the purpose of updating such description.

All documents filed with the Commission by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this reoffer prospectus and prior to the termination of the offering relating to this reoffer prospectus (other than such portions and exhibits of the respective filings that were furnished pursuant to Items 2.02 or 7.01 of Current Reports on Form 8-K and not deemed filed under the Exchange Act) will be deemed to be incorporated by reference into this reoffer prospectus and to be a part of this reoffer prospectus from the date of filing of those documents. Any statement incorporated or deemed to be incorporated by reference into this reoffer prospectus will be deemed to be modified, replaced or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this Reoffer Prospectus or in any other subsequently filed document, that also is or is deemed to be incorporated by reference into this reoffer prospectus modifies, replaces or supersedes that statement. Any statement so modified, replaced or superseded will be deemed, except as so modified, replaced or superseded, to constitute a part of this reoffer prospectus.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This reoffer prospectus refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this reoffer prospectus is delivered upon oral or written request, without charge. Requests for such documents should be directed to Virax Biolabs, 23501 Cinco Ranch Blvd, Katy, TX 77494 Please note that additional information can be obtained from our website at www.https://viraxbiolabs.com.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

•
Our Annual Report on Form 20-F for the fiscal year ended March 31, 2024, filed with the Commission on August 20, 2024 (the “Form 20-F”);

•
Reports of Foreign Private Issuer on Form 6–K filed with the Commission on April 16, 2024, April 25, 2024, June 11, 2024, August 23, 2024, September 30, 2024, October 23, 2024, October 31, 2024, November 20, 2024, December 10, 2024, December 17, 2024, and December 23, 2024;

•
The description of our ordinary shares in our registration statement on Form 8–A filed with the SEC on June 30, 2022, including any amendments thereto or reports filed for the purpose of updating such description.

All documents, reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statement, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of asociation may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy. To the extent permitted by the laws of the Cayman Islands, the Company may indemnify each existing or former director (including alternate director), secretary and other officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of the Company's business or affairs or in the execution or discharge of the existing or former director's (including alternate director's), secretary’s or officer’s duties, powers, authorities or discretions; and

(b) without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit Number	Description
1.1	Third Amended and Restated Memorandum of Association (Incorporated by reference to Exhibit 99.1 of Form 6-K (File No. 001-41440) filed with the Securities and Exchange Commission on December 20, 2023)
5.1*	Opinion of Ogier (Cayman) LLP
23.1*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.2*	Consent of Reliant CPA PC, Independent Registered Public Accounting Firm
24.1*	Powers of Attorney (included in signature page hereto).
107*	Filing Fee Table

* Filed herewith

Item 9.	Undertakings.

A.	The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, on January 30, 2025.

VIRAX BIOLABS GROUP LIMITED

By:	/s/ James Foster
Name:	James Foster
Title:	Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURE

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James Foster, CEO, and Jason Davis, CFO, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, to sign any amendment (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he may do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ James Foster	Chief Executive Officer, Chairman, and Director	January 30, 2025
James Foster	(Principal Executive Officer)

/s/ Jason Davis	Chief Financial Officer, Executive Officer and Secretary	January 30, 2025
Jason Davis	(Principal Financial and Accounting Officer)

/s/ Nigel McCracken	Chief Operating Officer and Director	January 30, 2025
Nigel McCracken

/s/ Yair Erez	Director	January 30, 2025
Yair Erez

/s/ Evan Norton	Director	January 30, 2025
Evan Norton

/s/ Nelson Haight	Director	January 30, 2025
Nelson Haight